Exhibit 5.3

Arthur Cox LLP Ten Earlsfort Terrace Dublin 2 D02 T380 +353 1 920 1000 dublin@arthurcox.com dx: 27 dublin Dublin Belfast London New York San Francisco arthurcox.com
2 June 2025

To:	Board of Directors
Pentair plc
10 Earlsfort Terrace
Dublin 2
D02 T380
Ireland

Re:	Pentair plc
Form S-3 Registration Statement
Dear Sirs,
1.Basis of Opinion
1.1We are acting as Irish counsel to Pentair plc, registered number 536025, a public company limited by shares, incorporated under the laws of Ireland, with its registered office at 10 Earlsfort Terrace, Dublin 2, D02 T380, Ireland (the “Company”), in connection with the registration statement on Form S-3 to be filed with the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) on 2 June 2025 (the “Registration Statement”). We refer in particular to the ordinary shares with nominal value of US$0.01 of the Company (the “Shares”) and the guarantees by the Company of debt securities (the “Guarantees”) that may be issued pursuant to the Registration Statement.
1.2This legal opinion (this “Opinion”) is confined to and given in all respects on the basis of the laws of Ireland (meaning Ireland, exclusive of Northern Ireland) in force as at the date of this Opinion as currently applied by the courts of Ireland. We have made no investigations of and we express no opinion as to the laws of any other jurisdiction or the effect thereof. In particular, we express no opinion on the laws of the European Union as they affect any jurisdiction other than Ireland. We have assumed without investigation that insofar as the laws of any jurisdiction other than Ireland are relevant, such laws do not prohibit and are not inconsistent with any of the obligations or rights expressed in the Documents (as defined in paragraph 1.3) or the transactions contemplated thereby.
Séamus Given Orla O'Connor John Matson Kevin Murphy Cormac Kissane Kevin Langford Eve Mulconry Philip Smith Kenneth Egan Fintan Clancy
Rob Corbet Aaron Boyle Rachel Hussey Colin Kavanagh Kevin Lynch Geoff Moore (Managing Partner) Chris McLaughlin Maura McLaughlin
Joanelle O'Cleirigh Richard Willis Deirdre Barrett Cian Beecher Ailish Finnerty (Chair) Robert Cain Connor Manning Keith Smith John Donald
Dara Harrington David Molloy Stephen Ranalow Simon Hannigan Colin Rooney Aiden Small Phil Cody Karen Killoran Richard Ryan
Danielle Conaghan Brian O'Rourke Cian McCourt Louise O'Byrne Michael Twomey Cormac Commins Tara O'Reilly Michael Coyle Darragh Geraghty
Patrick Horan Maeve Moran Deirdre O'Mahony Deirdre Sheehan Ian Dillon David Kilty Siobhán McBean Conor McCarthy Olivia Mullooly
Mairéad Duncan-Jones Imelda Shiels Ruth Lillis Sarah McCague Sarah Thompson Niamh McGovern Ciara Buckley Ian Duffy
Sophie Frederix Orlaith Kane Aisling Kelly David Vos Jacinta Conway Amy McDermott Gillian Beechinor Kylie Dollard Jack Logan Peter Murphy
Shane O'Neill Simon Breen Maeve Crockett Stephanie Hanrahan Brendan Kennedy Elaine Mooney Christopher O'Reilly Conall O'Shaughnessy Daniel Watters

1.3This Opinion is also strictly confined to:
(a)the matters expressly stated herein at paragraph 2 below and is not to be read as extending by implication or otherwise to any other matter;
(b)the documents listed in the Schedule to this Opinion (the “Documents”); and
(c)the searches listed at paragraph 1.6 below.
We express no opinion, and make no representation or warranty, as to any matter of fact or in respect of any documents, which may exist in relation to the Shares and the Guarantees, other than the Documents.
1.4In giving this opinion, we have relied upon the Corporate Certificate (as defined in the Schedule to this Opinion), the Searches (as defined below) and we give this opinion expressly on the terms that no further investigation or diligence in respect of any matter referred to in the Corporate Certificate or the Searches is required of us.
1.5For the purpose of giving this Opinion, we have examined copies sent to us by email in pdf or other electronic format of the Documents.
1.6For the purpose of giving this Opinion, we have caused to be made the following legal searches against the Company on 30 May 2025, being the latest practicable date before the date of this Opinion (together the “Searches”):
(a)on the file of the Company maintained by the Irish Registrar of Companies in Dublin for returns of allotments, special resolutions amending the memorandum and articles of association of the Company, mortgages, debentures or similar charges or notices thereof, notices of appointment of directors and secretary of the Company and for the appointment of any receiver, examiner or liquidator;
(b)in the Judgments Office of the High Court for unsatisfied judgments, orders, decrees and the like for the five years immediately preceding the date of the search; and
(c)in the Central Office of the High Court in Dublin for any proceedings and petitions filed in respect of the Company in the last two years.
1.7This Opinion is governed by and is to be construed in accordance with the laws of Ireland as interpreted by the courts of Ireland at the date hereof. This Opinion speaks only as of its date.
2.Opinion
Subject to the assumptions and qualifications set out in this Opinion and to any matters not disclosed to us, we are of the opinion that:
2.1The Company is a public company limited by shares, is duly incorporated and validly existing under the laws of Ireland and has the requisite corporate authority to issue the Shares and give the Guarantees.

2.2When the Shares are allotted and issued pursuant to duly adopted resolutions of the board of directors of the Company, the Shares shall be validly issued, fully paid or credited as fully paid and non-assessable (which term means that no further sums are required to be paid by the holders thereof in connection with the issue of the Shares).
2.3When the Guarantees are given pursuant to duly adopted resolutions of the board of directors of the Company, the Guarantees will be valid and legally binding obligations of the Company.
3.Assumptions
For the purpose of giving this Opinion, we assume the following without any responsibility on our part if any assumption proves to have been untrue as we have not verified independently any assumption:
Registration Statement and the Shares
3.1that when filed with the SEC, the Registration Statement will not differ in any material respect from the drafts that we have examined and that before any Shares or Guarantees are offered, issued, given or sold (as applicable) the Registration Statement and any amendments to the Registration Statement (including post-effective amendments) will have become effective under the Securities Act;
3.2that, if the securities are to be sold pursuant to a definitive purchase, underwriting or similar agreement, such agreement will have been duly authorised, executed and delivered by the Company and the other parties;
3.3that any Shares issued under the Registration Statement will be in consideration of the receipt by the Company prior to, or simultaneously with, the issue of the Shares pursuant thereto of either cash or the release of a liability of the Company for a liquidated sum, at least equal to the nominal value of such Shares and any premium required to be paid up on the Shares pursuant to their terms of issue;
3.4that all securities issued and sold under the Registration Statement will be issued and sold in compliance with all applicable laws (other than Irish law), including applicable federal and state securities law, in the manner of the Registration Statement;
3.5that a definitive purchase, underwriting or similar agreement with respect to any Shares offered will have been duly authorised and validly executed and delivered by the Company and the other parties thereto;
3.6that the filing of the Registration Statement with the SEC has been authorized by all necessary actions under all applicable laws other than Irish law;
3.7with respect to Shares issued before 6 November 2026 (the date of expiry of the Company’s existing authority to allot and issue Shares), that, at the time of the allotment and issue of the Shares, the authority of the Company and the directors of the Company to allot and issue the Shares and the disapplication of the statutory preemption rights as granted by shareholders at the Company’s 2025 annual general meeting on 6 May 2025 in accordance with the terms and conditions set out in the articles of association of the Company (the “Articles of Association”) and the

Companies Act 2014 of Ireland or any replacement or substituting Irish legislation (the “Companies Act”), is in full force and effect;
3.8with respect to Shares allotted and issued on or after 6 November 2026 (the date of expiry of the Company’s existing authority to allot and issue Shares), that the Company will at each subsequent annual general meeting have renewed its authority to allot and issue the Shares and dis-apply the statutory pre-emption rights in accordance with the requirements of the Articles of Association and the Companies Act for the remainder of the period that the Registration Statement will continue in effect, and that, where such authority has not been renewed, the Company will not allot and issue the Shares after such authority has expired;
3.9that the issue of the Shares upon the conversion, exchange and exercise of any securities issued under the Registration Statement will be conducted in accordance with the terms and the procedures described in the Articles of Association, the Companies Act and the terms of issue of such securities;
3.10that any issue of Shares will be in compliance with the Companies Act, the Irish Takeover Panel Act, 1997, Takeover Rules 2022 (as amended), and all other applicable Irish company, takeover, securities, market abuse, insider dealing laws and other rules and regulations;
3.11that at the time of the allotment and issue of the Shares, the Company will have sufficient authorised but unissued share capital to allot and issue the required number of Shares and the Company will not have prior to, or by virtue of, the allotment and issuance, exceeded or exceed the maximum number of Shares permitted by the Company’s shareholders to be allotted and issued pursuant to the authorities referred to in paragraphs 3.7 and 3.8 above;
3.12that as at the time of the allotment and issuance of the Shares, such allotment and issuance shall not be in contravention or breach of any agreement, undertaking, arrangement, deed or covenant affecting the Company or to which the Company is a party or otherwise bound or subject;
3.13that the Registration Statement does not constitute (and is not intended/required to constitute) a prospectus within the meaning of Part 23 of the Companies Acts and tp the extent that any offer of Shares or other securities is being made to investors in any member state of the European Union, the Company is satisfied that the obligation to propose and publish a prospectus pursuant to Irish prospectus law, or in particular pursuant to Regulation 2017/1129/EU of the European Parliament and of the Council of 14 June 2017 (as amended) does not arise;
3.14that from the dates of the board resolutions set out in the Schedule to this Opinion, no other corporate or other action has been taken by the Company to amend, alter or repeal those resolutions;
3.15that any power of attorney granted by the Company in respect of the allotment and issue of the Shares has been duly granted, approved and executed in accordance with the Company’s Articles of Association, the Companies Act, the Powers of Attorney Act 1996 of Ireland and all other applicable laws, rules and regulations;

3.16that the Shares will be paid up in consideration of the receipt by the Company prior to, or simultaneously with, the issue of the Shares of cash at least equal to the nominal value of such Shares and that where Shares are issued without the requirement for the payment of cash consideration by or on behalf of the relevant beneficiary, then such Shares shall either be fully paid up by the Company or one of its subsidiaries within the time permitted by Section 1027(1) of the Companies Act (and, in the case of the Company or a subsidiary incorporated in Ireland, in a manner permitted by Sections 82(6) and 1043(1) of the Companies Act) or issued for consideration as set out in Section 1028(2) of the Companies Act;
Authenticity and bona fides
3.17the truth, completeness, accuracy and authenticity of all documents submitted to us as originals or copies of originals and (in the case of copies) conformity to the originals of copy documents and the genuineness of all signatures (electronic or otherwise), stamps and seals thereon;
3.18where a Document has been executed on behalf of the Company using a software platform that enables an electronic signature to be applied to that Document, each such signature was applied under the authority and control of the relevant signatory and each party has consented to the execution, by the Company, of that Document by way of electronic signature;
3.19where incomplete Documents have been submitted to us or signature pages only have been supplied to us for the purposes of issuing this Opinion, that the originals of such Documents correspond in all respects with the last draft of the complete Documents submitted to us and that such resolutions have not been amended or rescinded and are in full force and effect;
3.20that the Documents will be executed in a form and content having no material difference to the drafts provided to us, will be delivered by the parties thereto, and that the terms thereof will be observed and performed by the parties thereto;
3.21that the copies produced to us of minutes of meetings and/or of resolutions (whether signed or unsigned) correctly record the proceedings at such meetings and/or the subject matter which they purport to record and that any meetings referred to in such copies were duly convened, duly quorate and held, that those present at any such meetings were entitled to attend and vote at the meeting and acted bona fide throughout and that no further resolutions have been passed or other action taken which would or might alter the effectiveness thereof;
3.22that each of the Documents is up-to-date and current and has not been amended, varied or terminated in any respect and no resolution contained in any of the Documents has been amended, varied, revoked or superseded in any respect;
3.23that there is, at the relevant time of the allotment and issue of the Shares, no matter affecting the authority of the directors to allot and issue the Shares, not disclosed by Company’s Articles of Association or the resolutions produced to us, which would have any adverse implications in relation to the opinions expressed in this Opinion;

3.24the absence of fraud, coercion, duress or undue influence and lack of bad faith on the part of the parties to the Indenture and their respective officers, employees, agents and (with the exception of Arthur Cox LLP) advisers;
3.25that the memorandum and articles of association of the Company amended on 9 May 2017 are the current memorandum and articles of association of the Company, are up to date and have not been amended or superseded;
Accuracy of searches and warranties
3.26the accuracy and completeness of the information disclosed in the Searches and that such information is accurate as of the date of this Opinion and has not since the time of such search or enquiry been altered. It should be noted that: (a) the matters disclosed in the Searches may not present a complete summary of the actual position on the matters we have caused searches to be conducted for; (b) the position reflected by the Searches may not be fully up-to-date; and (c) searches at the Companies Registration Office do not necessarily reveal whether or not a prior charge has been created or a resolution has been passed or a petition presented or any other action taken for the winding-up of, or the appointment of a receiver or an examiner to, the Company or its assets;
3.27there has been no alteration in the status or condition of the Company as disclosed by the Searches;
3.28the truth, completeness and accuracy of all representations and statements as to factual matters contained in the Documents;
Solvency and Insolvency
3.29that: (i) the Company is as at the date of this Opinion able to pay its debts as they fall due within the meaning of sections 509(3) and 570 of the Companies Act or any analogous provision under any applicable laws immediately after the execution and delivery of the Documents; (ii) the Company will not, as a consequence of doing any act or thing which any Document contemplates, permits or requires the relevant party to do, be unable to pay its debts within the meaning of such sections or any analogous provisions under any applicable laws; (iii) no liquidator, receiver or examiner or other similar or analogous officer has been appointed in relation to the Company or any “related company” (within the meaning of section 2 of the Companies Act, “Related Company”) or any of its or their assets or undertaking; (iv) no petition for the making of a winding-up order or the appointment of an examiner or any similar officer or any analogous procedure has been presented in relation to the Company or any Related Company; and (v) no insolvency proceedings have been opened or been requested to be opened in relation to the Company or any Related Company in Ireland or elsewhere;
3.30that no proceedings have been instituted or injunction granted against the Company to restrain it from allotting and/or issuing the Shares and the allotment and/or issue of any Shares would not be contrary to any state, governmental, court, state or quasi- governmental agency, licensing authority, local or municipal governmental body or regulatory authority’s order, direction, guideline, recommendation, decision, licence or requirement;

Commercial Benefit
3.31that the Documents have been entered into for bona fide commercial purposes, on arm’s length terms and for the benefit of each party thereto and are in those parties’ respective commercial interest and for their respective corporate benefit; and
Financial Assistance
3.32that the Company is not, by performing its obligations under the Documents (including the Indenture), providing financial assistance for the purpose of an acquisition (by way of subscription, purchase, exchange or otherwise) made or to be made by any person of any shares in the Company or its holding company which would be prohibited by section 82 of the Companies Act.
4.Professional Engagement
We express no opinion on and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, and have not made an independent check or verification thereof. We have reviewed the Registration Statement only in so far as it relates to Irish Law matters, assisted in the preparation of certain sections of the Registration Statement in so far as it relates to Irish Law matters and participated in discussions with officers, directors, employees and legal representatives of the Company, only in so far as such discussions related to Irish Law matters, during which the contents of the Registration Statement and related matters were discussed.
5.Disclosure
This Opinion is addressed to you in connection with the registration of the Shares and the Guarantees with the SEC. We hereby consent to the inclusion of this Opinion as an exhibit to the Registration Statement and the reference to our firm under the caption “Legal Matters” in the prospectus which is filed as part of the Registration Statement. In giving this consent, we do not thereby admit that we are in a category of person whose consent is required under section 7 of the Securities Act.
6.No Refresher
This Opinion speaks only as of its date. We are not under any obligation to update this Opinion from time to time or to notify you of any change of law, fact or circumstances referred to or relied upon in the giving of this Opinion.
Yours faithfully
/s/ Arthur Cox LLP
ARTHUR COX LLP

SCHEDULE
Documents
1.A copy of the form of the Registration Statement to be filed by the Company with the SEC.
2.A copy of resolutions of the board of directors of the Company dated 19 May 2014 regarding, inter alia, the delegation of board authorisations.
3.A copy of resolutions of the board of directors of the Company dated 4-5 May 2015 regarding, inter alia, the approval of the Indenture (as defined below).
4.A copy of resolutions of the board of directors of the Company dated 5 May 2025 granting the board of directors of the Company authority to take such actions as may be necessary, advisable, desirable or appropriate in the judgment of such director including, but not limited to, the approval and filing of the Registration Statement with the SEC.
5.A copy of the Memorandum and Articles of Association of the Company in the form amended by resolutions of the shareholders of the Company on 9 May 2017.
6.A copy of the Certificate of Incorporation of the Company dated 28 November 2013.
7.A copy of the certificate of a public company entitled to do business of the Company dated 29 November 2013.
8.A corporate certificate of the secretary of the Company dated the date of this opinion (the “Corporate Certificate”).
9.A copy of the Indenture dated 16 September 2015, among Pentair Finance S.A. (predecessor by conversion to Pentair Finance S.à r.l.), Pentair plc, Pentair Investments Switzerland GmbH and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as trustee, as supplemented by the seventh supplemental indenture, dated as of June 22, 2020.